SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Employer: Please use this message with employees at your discretion. This message informs employees invested in Fidelity Freedom Funds that you are voting on their behalf, unless they deem otherwise.

Suggested subject line: Retirement plan participants: Please take note if you are invested in <Fidelity Freedom K® Funds><Fidelity Freedom Advisor Funds><Fidelity Freedom Funds>

Title: <Organization name> will be submitting proxy votes on your behalf for <Fidelity Freedom K® Funds><Fidelity Freedom Advisor Funds><Fidelity Freedom Funds>

If you have investments in (choose the one that applies) <Fidelity Freedom Funds> <Fidelity Advisor Freedom Funds> <Fidelity Freedom K® Funds>, one of the options in our workplace savings plan, you have already received a proxy notification asking you to vote on a change to the fund. To reduce the burden on you and help ensure our votes are submitted on an important expense reduction proposal, <Organization name> will be submitting votes on behalf of all unvoted shares by participants who held assets in these funds as of August 31, 2016.

What is up for vote?

While you can find full details in your proxy materials, one of the proposals is to approve a new pricing structure for (choose the one that applies) <Fidelity Freedom Funds> <Fidelity Advisor Freedom Funds> <Fidelity Freedom K® Funds> that would reduce the overall expenses you as shareholders pay, and provide less fluctuation in fund expenses.

Why do we need to vote?

In order to make changes to a fund, the proposed changes have to be approved by shareholders of the fund. Every vote is important, so to alleviate the burden on each of our participants who have shares in the funds, <Organization name> will be submitting votes on your behalf. However, if you decide to vote your shares after we have submitted votes on your behalf, your votes will override any submission we will have made on behalf of the shares that you own.

For more information about the proxy, visit the web site www.proxyvote.com/proxy, and enter the 16-digit control number(s) indicated on your proxy card(s) or email(s) that you received from Fidelity Investments.

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Fidelity Advisor Freedom Funds

Proxy Vote: New Pricing Structure

© 2016 FMR LLC. All rights reserved.

FIDELITY INSTITUTIONAL ASSET MANAGEMENT℠

Plan Sponsor Use Only. Not to be used with plan participants.

Fidelity INVESTMENTS

Background

Fidelity is proposing a new pricing structure that will reduce the overall expenses that Freedom Fund shareholders pay and provide for less fluctuation in fund expenses.

- Similar to our competitors who employ active asset allocation, under the current structure, a Freedom Fund's decision to sell one underlying fund and buy another can result in shifting expense levels for that Freedom Fund. For example, if, in response to market conditions, Fidelity allocates more of a Freedom Fund's assets to underlying funds with higher total expenses, a Freedom Fund shareholder's overall expenses would increase. Under the new structure, most expenses of the underlying funds are eliminated, so investment decisions would generally not affect the overall expenses that Freedom Fund shareholders pay.

- Under the new structure, each Freedom Fund will charge shareholders for all of its operating expenses directly, and most expenses that are currently charged by the underlying funds will be eliminated.

Benefits of proposed change:

- Overall expenses for each Freedom Fund will decrease by at least 0.02% per year compared to total annual operating expenses as of March 31, 2016.
- This decrease reflects an estimated $49 million aggregate expense reduction for Freedom Fund shareholders relative to expenses as of that date.
- The new pricing structure would also lead to more stable and predictable total expenses than shareholders experience today.

Why do I need to vote?

2 **Plan Sponsor Use Only. Not to be used with plan participants.**

Fidelity Advisor Freedom Funds (Class I) Proposed Expense vs. Morningstar Categories[1]

Morningstar Category Average
Fidelity Advisor Freedom, CL I (PROPOSED)
Target Date Fund
Income
2005
2010
2015
2020
2025
2030
2035
2040
2045
2050
2055
2060
0
0.25
0.5
0.75
1
Prospectus Net Expense (%)

[1] Proposed Annual Fund Operating Expense for Fidelity Advisor Freedom Funds (Cl I) listed above. Morningstar does not calculate an average 'annual fund operating expense' but does calculate an average 'prospectus net expense' for each Morningstar category. Those results are included above. The calculation is simply the equally weighted average of the prospectus net expense for each of the funds within their respective Morningstar category universe as of the most recent reported prospectus date.

Morningstar categories and number of funds in each category include: United States Open End Fund (US OE) Target Date Retirement (175), US OE Target Date 2000-2010 (115), US OE Target Date 2015 (138), US OE Target Date 2020 (243), US OE Target Date 2025 (212), US OE Target Date 2030 (243), US OE Target Date 2035 (212), US OE Target Date 2040 (243), US OE Target Date 2045 (212), US OE Target Date 2050 (236), US OE Target Date 2055 (210), and US OE Target Date 2060+ (150), as of 12/3/2016.

Note: Other share classes of the Fidelity Advisor Freedom funds have different cost structures and proposed annual operating expenses which may compare differently to the Morningstar Category averages shown in the above chart. Please contact Fidelity for a copy of the Freedom Fund proxy, which contains the current and proposed annual operating expenses of each class of each share of the Freedom funds and other important information related to the proxy proposal.

3 **Plan Sponsor Use Only. Not to be used with plan participants.**

Important Information

Risks

Fidelity Advisor Freedom Funds are designed for investors expecting to retire around the year indicated in each fund's name. Except for the Fidelity Advisor Freedom Income Fund, the funds' asset allocation strategy becomes increasingly conservative as the funds approach their target dates and beyond. Ultimately, the funds are expected to merge with the Freedom Advisor Freedom Income Fund.] The investment risk of each Fidelity Advisor Freedom Fund changes over time as its asset allocation changes. These risks are subject to the asset allocation decisions of the Investment Adviser. Pursuant to the Adviser's ability to use an active asset allocation strategy, investors may be subject to a different risk profile compared to the fund's neutral asset allocation strategy shown in its glide path. The funds are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, commodity-linked, and foreign securities. No target date fund is considered a complete retirement program and there is no guarantee any single fund will provide sufficient retirement income at or through retirement. Principal invested is not guaranteed at any time, including at or after the funds' target dates.

The Fidelity Advisor Freedom Income Fund is subject to the volatility of the financial markets, including equity and fixed-income investments.

In general the bond market is volatile, and fixed-income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed-income securities also carry inflation, credit, and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so holding them until maturity to avoid losses caused by price volatility is not possible. Principal invested is not guaranteed at any time, including at or after retirement.

Class I shares are sold to eligible investors without a 12b-1 fee.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917.
Fidelity Investments Institutional Services Company, INC., 500 Salem Street, Smithfield, RI 02917

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4 **Plan Sponsor Use Only. Not to be used with plan participants.**

Fidelity INVESTMENTS

Proxy Vote: New Pricing Structure

Fidelity Freedom K Funds

Plan Sponsor Use Only. Not to be used with plan participants.

1

Background

Fidelity is proposing a new pricing structure that will reduce the overall expenses that Freedom Fund shareholders pay and provide for less fluctuation in fund expenses.

Similar to our competitors who employ active asset allocation, under the current structure, a Freedom Fund's decision to sell one underlying fund and buy another can result in shifting expense levels for that Freedom Fund. For example, if, in response to market conditions, Fidelity allocates more of a Freedom Fund's assets to underlying funds with higher total expenses, a Freedom Fund shareholder's overall expenses would increase. Under the new structure, most expenses of the underlying funds are eliminated, so investment decisions would generally not affect the overall expenses that Freedom Fund shareholders pay.

Under the new structure, each Freedom Fund will charge shareholders for all of its operating expenses directly, and most expenses that are currently charged by the underlying funds will be eliminated.

Benefits of proposed change:	Why do I need to vote?
▪ Overall expenses for each Freedom Fund will decrease by at least 0.02% per year compared to total annual operating expenses as of March 31, 2016. ▪ This decrease reflects an estimated $49 million aggregate expense reduction for Freedom Fund shareholders relative to expenses as of that date. ▪ The new pricing structure would also lead to more stable and predictable total expenses than shareholders experience today.	• In order to make changes to a fund, the proposed changes have to be approved by shareholders.

2
Plan Sponsor Use Only. Not to be used with plan participants.

Fidelity INVESTMENTS

Fidelity Freedom K Funds Proposed Expense vs. Morningstar Categories[1]

Morningstar Category Average
Fidelity Freedom K (PROPOSED)
Target Date Fund
Income
2005
2010
2015
2020
2025
2030
2035
2040
2045
2050
2055
2060
0
0.25
0.5
0.75
1
Prospectus Net Expense (%)

[1] Proposed Annual Fund Operating Expense for Fidelity Freedom Funds listed above. Morningstar does not calculate an average 'annual fund operating expense' but does calculate an average 'prospectus net expense' for each Morningstar category. Those results are included above. The calculation is simply the equally weighted average of the prospectus net expense for each of the funds within their respective Morningstar category universe as of the most recent reported prospectus date.

Morningstar categories and number of funds in each category include: United States Open End Fund (US OE) Target Date Retirement (175), US OE Target Date 2000-2010 (115), US OE Target Date 2015 (138), US OE Target Date 2020 (243), US OE Target Date 2025 (212), US OE Target Date 2030 (243), US OE Target Date 2035 (212), US OE Target Date 2040 (243), US OE Target Date 2045 (212), US OE Target Date 2050 (236), US OE Target Date 2055 (210), and US OE Target Date 2060+ (150), as of 12/3/2016.

Note: Other Freedom Fund product lines may have different cost structures and proposed annual operating expenses which may compare differently to the Morningstar Category averages shown in the above chart. Please contact Fidelity for a copy of the Freedom Fund proxy, which contains the current and proposed annual operating expenses of each class of each share of the Freedom funds and other important information related to the proxy proposal.

3 **Plan Sponsor Use Only. Not to be used with plan participants.**

Fidelity INVESTMENTS

Important Information

Risks

Fidelity Freedom Funds are designed for investors expecting to retire around the year indicated in each fund's name. Except for the Fidelity Freedom Income Fund, the funds' asset allocation strategy becomes increasingly conservative as the funds approach their target dates and beyond. Ultimately, the funds are expected to merge with the Freedom Income Fund. The investment risk of each Fidelity Freedom Fund changes over time as its asset allocation changes. These risks are subject to the asset allocation decisions of the Investment Adviser. Pursuant to the Adviser's ability to use an active asset allocation strategy, investors may be subject to a different risk profile compared to the fund's neutral asset allocation strategy shown in its glide path. The funds are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, commodity-linked, and foreign securities. No target date fund is considered a complete retirement program and there is no guarantee any single fund will provide sufficient retirement income at or through retirement. Principal invested is not guaranteed at any time, including at or after the funds' target dates.

The Fidelity Freedom Income Fund is subject to the volatility of the financial markets, including equity and fixed-income investments.

In general the bond market is volatile, and fixed-income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed-income securities also carry inflation, credit, and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so holding them until maturity to avoid losses caused by price volatility is not possible. Principal invested is not guaranteed at any time, including at or after retirement.

Before investing, consider the funds' investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917.
Fidelity Investments Institutional Services Company, Inc., 500 Salem Street, Smithfield, RI 02917.

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4

Plan Sponsor Use Only. Not to be used with plan participants.